                                                                Exhibit 23.2


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Purchase Plan of BEA Systems, Inc. of our report dated March 10, 1997, except for Note 14 as to which the date is March 19, 1997, with respect to the consolidated financial statements of BEA Systems, Inc., included in its Registration Statement (Form SB-2, No 333-20791) and related prospectus filed with the Securities and Exchange Commission.


                            /s/ ERNST & YOUNG LLP

San Jose, California
April 8, 1997






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